Exhibit 10.6



                          FORM OF COMMON STOCK WARRANT



NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                              BODISEN BIOTECH, INC.
               Warrant for the Purchase of Shares of Common Stock
                           $0.0001 par value per share

                       THIS WARRANT EXPIRES MARCH 16, 2008

2005 BBI Warrant No.  1                                      187,500  Warrants
Date of Issuance: March 16, 2005


THIS CERTIFIES that, for value received, Amulet Limited, a Cayman Islands corporation, with an address at c/o Dundee Leeds Management Services (Cayman) Ltd., 2nd Floor, Waterfront Centre, 28 North Church Street, George Town, Grand Cayman, Cayman Islands ("Amulet" or "Holder"), is entitled to subscribe for and purchase from Bodisen Biotech, Inc. ("BBI" or the "Company"), a Delaware corporation, upon the terms and conditions set forth herein, at any time or from time to time for a period of three (3) years from the date of issuance of this Warrant (the "Exercise Period"), 187,500 shares of common stock, of the Company, par value $0.0001 per share (the "Common Stock"), at an exercise price equal of $4.80 per share, subject to adjustment as provided herein (the "Exercise Price"). As used herein the term "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Terms used herein but not otherwise defined shall have the meaning set forth in that certain Securities Subscription Agreement by and between the Holder and the Company dated as of March 16, 2005 (the "Subscription Agreement").

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
     The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth. The term "Original Issuance Date" means the date of issuance of this Warrant.

     1. (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the Form of Election to Exercise substantially in the form attached hereto (the "Election to Exercise Form") duly executed) to the Company at c/o Baratta & Goldstein, 597 Fifth Avenue, New York, NY 10017 Attn: Joseph A. Baratta, or at such other place as is designated in writing by the Company. Subject to Section 1(b) hereof, such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised and an executed Election to Exercise Form. Such payment may be made by certified or bank cashier's check payable to the order of the Company, or as otherwise provided in Section 1(b) hereof.

         (a) Payment upon exercise of this Warrant may be made at the option of the Holder either in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Warrant Shares specified in the Election to Exercise Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided herein.

         (b) In lieu of exercising this Warrant for cash, at any time the Registration Statement filed by the Company pursuant to Section 2 of that certain Registration Rights Agreement by and between the Holder and the Company dated as of March __, 2005 (the "Registration Rights Agreement") is not effective with respect to all of the Warrant Shares, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the Election to Exercise Form (a "Net Exercise"). A Holder who Net Exercises shall have the rights described in Section 2 hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

                                            Y (A - B)
                                            ---------
                                    X =           A

         Where

            X =      The number of Warrant Shares to be issued to the Holder.

            Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

            A = The Fair Market Value of one (1) Warrant Share (at the date of such calculation).

            B = The Exercise Price (as adjusted to the date of such calculation).

     For purposes of this Warrant, the "Fair Market Value" of a Warrant Share shall mean the average of the closing prices of the Warrant Shares (or equivalent shares of Common Stock underlying this Warrant) quoted in the over-the-counter market in which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant) are traded or the closing price quoted on any exchange or electronic securities market on which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant) are listed, whichever is applicable, for the five (5) trading days prior to (but not including) the date of determination of Fair Market Value (or such shorter period of time during which such Warrant Shares were traded over-the-counter or on such exchange). If the Warrant Shares or shares of Common Stock are not traded on the over-the-counter market, an exchange or an electronic securities market, the Fair Market Value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued shares of Common Stock, as such prices shall be determined in good faith by the Company's Board of Directors.

     2. (a) Upon each exercise of the Holder's rights to purchase Warrant Shares, as of the close of business on the date of such exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant (and in any event, within three (3) business days), the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         (a) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to Holder or the purchaser of any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares.

         (b) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

         (c) The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (d) The Company shall assist and cooperate with any reasonable request by the Holder or any purchaser which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

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
         (e) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

         (f) If the Company fails to deliver to the Holder the total number of Warrant Shares deliverable to such Holder within five (5) business days after exercise of the Warrant pursuant to Section 1, and if within twelve (12) business days following the date of such exercise, such Holder purchases (in an open market transaction or other arm's length transaction) Common Stock to cover a sale by such Holder on or prior to the date of such exercise any Warrant Shares which the Holder was entitled to receive upon such exercise (an "Exercise Buy-In"), then promptly, and in any case within five (5) business days, following delivery of the notice described below, the Company shall pay in cash to such Holder the amount by which (i) such Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (ii) the product of (x) the aggregate number of Warrant Shares that such Holder was entitled to, but did not, timely receive multiplied by (y) the weighted average price at which the sell orders giving rise to such purchase obligation were executed. For example, if such holder purchases Common Stock having a total purchase price of $110,000 to cover an Exercise Buy-In and the aggregate sale price giving rise to such purchase is $100,000, the Company shall be required to pay such Holder $10,000. Such Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Exercise Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

     3. (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, this Warrant and all rights hereunder (and any and all rights of the Holder contained in that certain securities subscription agreement of even date herewith, including without limitation registration rights) are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company's receipt of an executed Form of Assignment in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

         (a) The Holder acknowledges by acceptance of this Warrant that it has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges by the acceptance of this Warrant that (a) it has acquired this Warrant for investment purposes only and not with a view to distribution in violation of the Securities Act; (b) by reason of its business or financial experience it has the capacity to evaluate the merits and risks of an investment in the Company; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The Holder agrees that any Warrant Shares will be acquired for investment purposes only and not with a view to distribution. The Holder acknowledges by acceptance of this Warrant that it has been informed by its advisors and professionals, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees by acceptance of this Warrant that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Securities Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale, (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

     4. (a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all Warrant Shares are validly authorized and reserved for issuance and, if and when this Warrant is exercised in whole or in part, and receipt by the Company of the full Exercise Price therefor, the Warrant Shares will be duly and validly issued, fully paid, nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of shareholders.

         (a) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

         (b) The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action avoid or seek to avoid the observance or performance of any terms of this Warrant, but shall at all times in good faith assist in carrying out of all such terms of this Warrant.

        (c) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Warrant and to issue and deliver the Warrant to the Holder. The execution, delivery, and performance by the Company of its obligations under this Warrant, including the issuance and delivery of the Warrant to the Holder, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

         (d) Without limiting the generality of the foregoing, the Company shall obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     5. (a) In case the Company shall at any time after the date this Warrant is first issued (i) declare a dividend on the outstanding shares of Common Stock of the Company payable in shares of its Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) effectuate a forward split or (iv) combine the outstanding shares of Common Stock into a smaller number of shares (i.e. a reverse split), then, in each case the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares for such consideration which, if such Warrant had been exercised immediately prior to such time at the then-current Exercise Price, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

         (a) If and whenever on or after the date hereof the Company issues or sells, or in accordance with this Section 5 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such Dilutive Issuance and (y) the quotient of (1) the sum of the product of the Applicable Price and the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance and the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of the Applicable Price multiplied by the number of shares of Common Stock immediately after such Dilutive Issuance. For example, if the aggregate number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance is 10,000,000, the Applicable Price is $4.80 and the Company sells as part of a Dilutive Issuance 250,000 shares of Common Stock at a price per share of $4 for an aggregate purchase price of $1,000,000, then the Exercise Price would be adjusted to the product of (x) $4.80 multiplied by (y) the quotient of (1) the sum of the product of $4.80 and 10,000,000 plus $1,000,000 divided by (2) the product of $4.80 and 10,250,000, that is, $4.78. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 5(b), the following shall be applicable:

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
           (i) Issuance of Options. If the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock (other than pursuant to qualified or non-qualified employee stock option plans approved by the Board of Directors or option grants to consultants for bona fide services provided to the Company) ("Options") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

           (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 5(b), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

           (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of

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
this Section 5(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

           (iv) Calculation of Consideration Received. If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such security on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If the parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within fifteen Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon the parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

        (b) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

        (c) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall at its sole discretion purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of such share of Common Stock on the date of exercise of this Warrant or round the fractional share up to the next whole number of shares.

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
     6. (a) In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the shareholders of the Company prior to such event hold more than 50% of the capital stock of the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provisions in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

        (a) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving or continuing corporation and in which there is a reclassification or change (including a change to the right to receive securities of another person, property, cash or any combination thereof) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

        (b) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

     7. In case at any time the Company shall propose to:

        (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or equivalents thereto or make any other distribution; or

        (b) issue any rights, warrants or other Common Stock to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other Common Stock; or

        (c) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 6 hereof; or

        (d) effect any liquidation, dissolution or winding-up of the Company; or

        (e) take any other action which would cause an adjustment to the Exercise Price; or

        (f) provide to its shareholders any information which is regularly provided to shareholders,

        then, and in any one or more of such cases (a) through (f), the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Securities to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such other action which would require an adjustment to the Exercise Price. In the case of subsection (f) above, written notice to the Holder may be given by regular mail.

     8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax (other than taxes based on the net income of the Holder) or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. In the event that, upon the termination of the Exercise Period, the Fair Market Value of one Warrant Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1(c) above is greater than the Exercise Price in effect on such date, then this Warrant shall (notwithstanding any limitations in Section 1(c)) automatically be deemed on and as of such date to be converted pursuant to Section 1(c) above as to all Warrant Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Warrant Shares (or such other securities) issued upon such conversion to the Holder.

     10. Unless registered or otherwise freely transferable under the Act, the Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

     11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

     12. The Holder of this Warrant shall not have solely on account of such status any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant. 13. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to principles governing conflict of laws.

     14. The Company and the Holder irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in New York in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.

     15. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by confirmed telecopy, telex, facsimile or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, People's Republic of China 7121000 , tel. 86-29-87074957, Attn: President, (ii) if to the Holder, at its address set forth on the first page hereof with a mandatory copy to Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831, Attention: General Counsel, Facsimile (203) 422-3540 or (iii) in either case, to such other address, facsimile number or person's attention as the party shall have furnished in writing in accordance with the provisions of this
Section 15. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof.

     16. No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's or the Company's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     17. The Company recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Warrant will cause the Holder to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Company agrees that in the event of any such breach the Holder shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which the Holder may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

     18. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with its terms of this Warrant; provided, that if the Holder of this Warrant shall fail to make any such requests, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

     19. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

     20. Notwithstanding anything contained herein to the contrary, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with such Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of the Company's Common Stock outstanding immediately after giving effect to such exercise. Any issuance upon such exercise shall be limited to an amount of shares of Common Stock as shall not exceed the Maximum Percentage, and the issuance of the remaining shares of Common Stock shall be delayed, and such shares of Common Stock shall not be considered outstanding until the conditions set forth at the end of this Section 20 are satisfied. For purposes of the foregoing, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such foregoing calculation is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-QSB, Form 10-KSB or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including Convertible Debentures (as defined in the Subscription Agreement) and Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. If at any time, the Holder is unable to receive shares of Common Stock as a result of this Section 20, then it shall be entitled to receive such shares of Common Stock at such subsequent time as it notifies the Company in writing that its receipt of such Common Stock is permitted hereunder. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

     IN WITNESS WHEREOF, the Company has delivered this Warrant on the date set forth below.

Dated as of March 16, 2005
                                                  Bodisen Biotech, Inc.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:
                                                              -


Holder:


By:
    ---------------------------
Name:
Title:

                               FORM OF ASSIGNMENT



(To be executed by the registered holder and delivered to the Company, if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, _____________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase ___________ shares of Common Stock, $0.0001 par value per share, of Bodisen Biotech, Inc. (the "Company"), together with all right, title and interest therein and all rights under that certain subscription agreement between the Company and the investors named therein, dated March 16, 2005, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

                                                 Signature____________________


                                                 (Signature Guarantee)


                                     NOTICE



     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      Bodisen Biotech, Inc.
         [                  ]
         [                  ]

                          FORM OF ELECTION TO EXERCISE



The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to (check applicable item):

___ purchase ________ shares of the Common Stock covered by such Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full in an amount equal to $_________ in lawful money of the United States.


____    Net Exercise the attached Warrant with respect to _______Warrant Shares.



The undersigned requests that the certificates for such shares be issued in the name of, and delivered to_____________________________________________
whose address is________________________________________________________________


The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
                                    -------------------------------------------
                                   (Signature must conform to name of holder as
                                       specified on the face of the Warrant)

                                    -------------------------------------------

                                    -------------------------------------------
                                                          (Address)